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                                                                    EXHIBIT 10.4

                           ATMOS ENERGY CORPORATION
                    EXECUTIVE ANNUAL PERFORMANCE BONUS PLAN
                 (Amended and Restated as of November 13, 1996


I.      PURPOSE OF THE PLAN

        The purpose of this Plan is to aid Atmos Energy Corporation in attracting and retaining high quality executive employees and to encourage significant contributions to the success of the Company by providing additional compensation to those executive employees who contribute conspicuously to the successful and profitable operation of the affairs of the Company.

II.     DEFINITIONS

        Unless the meaning is clearly different when used in context, these terms shall have the following meanings:

        A. "Bonus" or "Award" shall mean an award of cash which is made pursuant to this Plan;

        B. "Board of Directors" or "Board" shall mean the duly elected and serving Board of Directors of the Company;

        C.  "Company" shall mean Atmos Energy Corporation;

        D. "Participant" shall mean an eligible employee of the Company who meets the participation requirements set forth in Section IV of this Plan;

        E. "Plan Year" shall be any consecutive twelve month period designated by the Board of Directors. Unless otherwise so specified, such period shall commence October 1 of each year and expire on the following September 30;

        F.  "Plan" shall mean this Executive Annual Performance Bonus Plan.

III.    ADMINISTRATION AND INTERPRETATION

        This Plan shall be administered by the Board of Directors. The Board shall have full power and authority to interpret and administer this Plan and, to prescribe, amend, and rescind rules and regulations and make all other determinations necessary or desirable for this Plan's administration.

        The decision of the Board relating to any question concerning or involving the interpretation or administration of this Plan shall be final and conclusive, and nothing in

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       this Plan shall be deemed to give any employee, his legal representatives or assigns, any right to participate in this Plan except to such extent, if any, as the Board may have determined or approved pursuant to the provisions of this Plan.

IV.    PARTICIPATION

       All duly elected officers of the Company and all operating company presidents of the Company shall be Participants in this Plan.

V.     DETERMINATION OF PLAN STANDARDS

       As soon as practicable after the end of a Plan Year, the Board of Directors will establish the corporate and individual performance standards by which this Plan will be administered for the ensuing Plan Year.

VI.    PAYMENT OF BONUSES

       As soon as practicable after the end of a Plan Year, the Board of Directors will assess the performance of the Company for such Plan Year and will determine if and to what extent the performance standards applicable to such Plan Year have been attained, the amount of Bonus payments, if any, to be made to Plan Participants, and the date of payment of such Awards.

VII.   DISCRETIONARY NATURE OF AWARDS

       Notwithstanding anything contained herein to the contrary, the payment of any Bonuses contemplated by this Plan as well as, the amounts and time of payment thereof, are and shall remain totally and completely within the discretion of the Board of Directors. Included within the discretionary power of the Board is the right to award bonuses if Plan standards are not met and to refuse to award bonuses if Plan standards are met.

VIII.  LIMITATIONS

       No Participant or any other person shall have any right to or interest in any fund or specific asset or assets of the Company by virtue of this Plan or by reason of a Bonus that has been awarded to him, but has not yet been paid.

IX.    AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

       The Board of Directors may at any time amend, suspend or terminate this Plan, in whole or in part, except that no such amendment, suspension or termination shall alter or reduce any Participant's award which has been approved by the Board prior to such amendment, suspension or termination, but not yet paid to the Participant.

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X.     NO EMPLOYMENT RIGHTS

       Neither the adoption or existence of this Plan nor the award of any Bonus hereunder confers or will confer to any employee of the Company any right to continued employment with the Company, nor does it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

XI.    REPLACEMENT OF PRIOR PLAN

       This Plan is intended to and does replace and supersede, in all respects, the Annual Performance Bonus Plan for Corporate Officers, as adopted and restated by the Board of Directors of the Company as of November 8, 1989.

                                        ATMOS ENERGY CORPORATION


                                        By:
                                           -----------------------------


                                        Date:
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